UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2008

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 576-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 29, 2008, the Board of Directors (the “Board”) of Radiant Systems, Inc., a Georgia corporation (the “Company”), approved and adopted the Company’s Senior Executive Change in Control Severance Plan (the “Severance Plan”). The Severance Plan provides that in the event the Company terminates a participant’s employment for Cause (as defined in the Severance Plan) or the participant terminates employment with Good Reason (as defined in the Severance Plan), on or within twelve months after a Change in Control Date (as defined in the Severance Plan), the Company will (1) pay to the participant a lump sum cash payment equal to the participant’s base salary and projected bonus for the applicable severance period, (2) continue the participant’s health and welfare benefits for a maximum of 18 months, and (3) accelerate the vesting of all equity awards granted to the participant. Upon a Change in Control (as defined in the Severance Plan), a portion of the severance benefits may be subject to an additional 20% excise tax. The participation agreements entered into between the Company and the participants will either provide for (1) a gross-up payment to make participants whole for the excise tax on an after-tax basis; or (2) a cutback provision that would reduce severance benefits to one dollar less than the maximum amount that may be paid without triggering the excise tax if the cutback would result in an increase in the net after-tax benefits.

The Board designated John Heyman, Alon Goren, Andrew Heyman, Mark Haidet and certain other key employees as initial participants in the Severance Plan, and approved the following severance periods for each of the named executive officers: John Heyman – two years; Alon Goren – one year; Andrew Heyman – one and one-half years; and Mark Haidet – one and one-half-years. The participation agreements for John Heyman, Andrew Heyman and Mark Haidet will provide for gross-up payments and the participation agreement for Alon Goren will provide for a cutback provision. Prior to receiving severance benefits, participants will be required to execute a waiver/release of claims.

The description above is a summary and is qualified in its entirety by the Severance Plan, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Senior Executive Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By:	/s/ John H. Heyman
Name:	John H. Heyman
Title:	Chief Executive Officer

Dated: June 4, 2008